Exhibit 10.9(a)

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 31, 2014 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and Entellus Medical, Inc., a Delaware corporation with offices located at 3600 Holly Lane North, Suite 40, Plymouth, MN 55447 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Prepayment Fee” therein as follows:

“Prepayment Fee” is, with respect to any Term Loan (other than Term B Loans) subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)	for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, One and Seventy- Five Hundredths percent (1.75%) of the principal amount of such Term Loan prepaid; and

(ii)	for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, Zero and Seventy-Five Hundredths percent (0.75%) of the principal amount of such Term Loan prepaid.

3.	Limitation of Amendment.

a.	The amendments and waivers set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.	This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited from any of Borrower’s accounts with Lenders.

7.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

8.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ENTELLUS MEDICAL, INC.

By	/s/ Thomas E. Griffin
Name:	Thomas E. Griffin
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ENTELLUS MEDICAL, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President - Finance, Secretary & Treasurer